Exhibit 99.1

Media Relations	Consolidated Edison, Inc.
212 460 4111 (24 hours)	4 Irving Place
New York, NY 10003
www.conEdison.com

FOR IMMEDIATE RELEASE	Contact: Allan Drury
August 3, 2023	212-460-4111

CON EDISON REPORTS 2023 SECOND QUARTER EARNINGS

NEW YORK - Consolidated Edison, Inc. (Con Edison) (NYSE: ED) today reported 2023 second quarter net income for common stock of $226 million or $0.65 a share compared with $255 million or $0.72 a share in the 2022 second quarter. Adjusted earnings (non-GAAP) were $210 million or $0.61 a share in the 2023 period compared with $228 million or $0.64 a share in the 2022 period. Adjusted earnings and adjusted earnings per share in the 2023 and 2022 periods exclude the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments and the related tax impact on the parent company. Adjusted earnings and adjusted earnings per share in the 2023 period exclude the gain and other impacts related to the sale of its former subsidiary, Con Edison Clean Energy Businesses, Inc. (the Clean Energy Businesses). Adjusted earnings and adjusted earnings per share in the 2022 period exclude the net mark-to-market effects of the Clean Energy Businesses and the related tax impact on the parent company.

For the first six months of 2023, net income for common stock was $1,658 million or $4.74 a share compared with $857 million or $2.42 a share in the first six months of 2022. Adjusted earnings were $856 million or $2.45 a share in the 2023 period compared with $750 million or $2.12 a share in the 2022 period. Adjusted earnings and adjusted earnings per share in the 2023 period exclude the gain and other impacts related to the sale of the Clean Energy Businesses. Adjusted earnings and adjusted earnings per share in the 2023 and 2022 periods exclude the effects of HLBV accounting for tax equity investments, the net mark-to-market effects of the Clean Energy Businesses, and the related tax impacts on the parent company.

“Our commitment to leading the clean energy transition and delivering world class reliability for our customers drove another quarter of strong, stable financial results for our investors,” said Tim Cawley, the chairman and CEO of Con Edison. “New York’s Public Service Commission recently approved a three-year rate plan that authorizes $11.8 billion in capital investments that will allow us to further support New York’s transition away from fossil fuels by investing in the electric grid to accommodate increased demand as New Yorkers electrify their vehicles and the heating in their homes and businesses. This quarter, we put in service the first of our Reliable Clean City transmission lines, allowing for the closure of inefficient fossil-fired peakers, reducing emissions and improving air quality in the area. Through projects like this one, our dedicated employees are creating a bright future for our customers, investors, and the great region we’re proud to serve.”

For the year of 2023, Con Edison expects its adjusted earnings per share to be in the range of $4.85 to $5.00 per share. Con Edison's previous forecast was in the range of $4.75 to $4.95 per share. Adjusted earnings per share exclude the gain and other impacts related to the sale of the Clean Energy Businesses (approximately $2.32 a share after-tax), the effects of HLBV accounting for tax equity investments (approximately $(0.02) a share after-tax), the net mark-to-market effects of the Clean Energy Businesses ($(0.03) a share after-tax), and the related tax impacts on the parent company.

See Attachment A to this press release for a reconciliation of Con Edison’s reported earnings per share to adjusted earnings per share and reported net income for common stock to adjusted earnings for the three and six months ended June 30, 2023 and 2022. See Attachments B and C for the estimated effect of major factors resulting in variations in earnings per share and net income for common stock for the three and six months ended June 30, 2023 compared to the 2022 periods.

The company's 2023 Second Quarter Form 10-Q is being filed with the Securities and Exchange Commission. A second quarter 2023 earnings release presentation will be available at conedison.com. (Select "For Investors" and then select "Press Releases.")

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CON EDISON REPORTS 2023 SECOND QUARTER EARNINGS	page 2

This press release contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as “forecasts,” “expects,” “estimates,” “anticipates,” “intends,” “believes,” “plans,” “will,” “target,” “guidance,” “potential,” “consider” and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time.

Actual results or developments might differ materially from those included in the forward-looking statements because of various factors such as those identified in reports Con Edison has filed with the Securities and Exchange Commission, including that Con Edison's subsidiaries are extensively regulated and are subject to substantial penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; the failure of processes and systems and the performance and failure to retain and attract employees and contractors could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations, including increased costs related to climate change; its ability to pay dividends or interest depends on dividends from its subsidiaries; changes to tax laws could adversely affect it; it requires access to capital markets to satisfy funding requirements; a disruption in the wholesale energy markets, increased commodity costs or failure by an energy supplier or customer could adversely affect it; it may have substantial unfunded pension and other postretirement benefit liabilities; it faces risks related to health epidemics and other outbreaks, including the COVID-19 pandemic; its strategies may not be effective to address changes in the external business environment; it faces risks related to supply chain disruptions and inflation; and it also faces other risks that are beyond its control. Con Edison assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

This press release also contains financial measures, adjusted earnings and adjusted earnings per share, that are not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). These non-GAAP financial measures should not be considered as an alternative to net income for common stock or net income per share, respectively, each of which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings and adjusted earnings per share exclude from net income for common stock and net income per share, respectively, certain items that Con Edison does not consider indicative of its ongoing financial performance such as the gain and other impacts related to the sale of the Clean Energy Businesses, the effects of HLBV accounting for tax equity investments and mark-to-market accounting and the related tax impacts on the parent company. Management uses these non-GAAP financial measures to facilitate the analysis of Con Edison's financial performance as compared to its internal budgets and previous financial results and to communicate to investors and others Con Edison's expectations regarding its future earnings and dividends on its common stock. Management believes that these non-GAAP financial measures are also useful and meaningful to investors to facilitate their analysis of Con Edison's financial performance.

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CON EDISON REPORTS 2023 SECOND QUARTER EARNINGS	page 3

Consolidated Edison, Inc. is one of the nation's largest investor-owned energy-delivery companies, with approximately $16 billion in annual revenues and $64 billion in assets. The company provides a wide range of energy-related products and services to its customers through the following subsidiaries: Consolidated Edison Company of New York, Inc. (CECONY), a regulated utility providing electric service in New York City and New York’s Westchester County, gas service in Manhattan, the Bronx, parts of Queens and parts of Westchester, and steam service in Manhattan; Orange and Rockland Utilities, Inc. (O&R), a regulated utility serving customers in a 1,300-square-mile area in southeastern New York State and northern New Jersey; and Con Edison Transmission, Inc., which falls primarily under the oversight of the Federal Energy Regulatory Commission and manages, through joint ventures, both electric and gas assets while seeking to develop electric transmission projects that will bring clean, renewable electricity to customers, focusing on New York, New England, the Mid-Atlantic states and the Midwest.

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Attachment A

	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
	Earnings per Share		Net Income for Common Stock (Millions of Dollars)		Earnings per Share		Net Income for Common Stock (Millions of Dollars)
	2023	2022	2023	2022	2023	2022	2023	2022
Reported earnings per share (basic) and net income for common stock (GAAP basis)	$0.65	$0.72	$226	$255	$4.74	$2.42	$1,658	$857
Gain and other impacts related to sale of the Clean Energy Businesses (pre-tax) (a)	(0.03)	—	(12)	—	(2.56)	—	(895)	—
Income taxes (b)	(0.02)	—	(6)	—	0.24	—	83	—
Gain and other impacts related to sale of the Clean Energy Businesses (net of tax)	(0.05)	—	(18)	—	(2.32)	—	(812)	—
HLBV effects (pre-tax)	0.01	—	3	(1)	—	(0.14)	1	(49)
Income taxes (c)	—	—	(1)	—	—	0.05	—	15
HLBV effects (net of tax)	0.01	—	2	(1)	—	(0.09)	1	(34)
Net mark-to-market effects (pre-tax)	—	(0.11)	—	(38)	0.04	(0.30)	13	(106)
Income taxes (d)	—	0.03	—	12	(0.01)	0.09	(4)	33
Net mark-to-market effects (net of tax)	—	(0.08)	—	(26)	0.03	(0.21)	9	(73)
Adjusted earnings per share and adjusted earnings (non-GAAP basis)	$0.61	$0.64	$210	$228	$2.45	$2.12	$856	$750
(a)The gain and other impacts related to the sale of the Clean Energy Businesses for the three months ended June 30, 2023 is comprised of an adjustment to the gain on the sale of the Clean Energy Businesses ($(0.03) a share or $(13) million and transaction costs of $1 million net of tax). The gain and other impacts related to the sale of the Clean Energy Businesses for the six months ended June 30, 2023 is comprised of the gain on the sale of the Clean Energy Businesses ($(2.48) a share and ($2.30) a share net of tax or $(867) million and $(804) million net of tax), transaction costs and other accruals ($0.04 a share and $0.03 a share net of tax or $14 million and $10 million net of tax) and the effects of ceasing to record depreciation and amortization expenses on the Clean Energy Businesses’ assets ($(0.12) a share and $(0.08) a share net of tax or $(41) million and $(28) million net of tax).
(b)Amounts shown include impact of changes in state apportionments ($(0.02) a share net of federal taxes or $(6) million net of federal taxes) for the three months ended June 30, 2023. The amount of income taxes for transaction costs was calculated using a combined federal and state income tax rate of 27% for the three months ended June 30, 2023. Amounts shown include impact of changes in state apportionments ($0.03 a share net of federal taxes or $10 million net of federal taxes) for the six months ended June 30, 2023. The amount of income taxes for transaction costs and other accruals and the effects of ceasing to record depreciation and amortization expenses was calculated using a combined federal and state income tax rate of 27% and 32% for the six months ended June 30, 2023, respectively. The amount of income taxes for the gain on the sale of the Clean Energy Businesses had an effective tax rate of 7% for the six months ended June 30, 2023.
(c)The amount of income taxes was calculated using a combined federal and state income tax rate of 25% and 2% for the three and six months ended June 30, 2023, respectively, and a combined federal and state income tax rate of 38% and 31% for the three and six months ended June 30, 2022.
(d)The amount of income taxes was calculated using a combined federal and state income tax rate of 32% for the six months ended June 30, 2023, and a combined federal and state income tax rate of 31% for the three and six months ended June 30, 2022.

Attachment B

Variation for the Three Months Ended June 30, 2023 vs. 2022
	Net Income for Common Stock (Net of Tax) (Millions of Dollars)	Earnings per Share
CECONY (a)
Electric base rate increase	$25	$0.07
Lower operation and maintenance expense for stock-based compensation, health care costs and injuries and damages	11	0.03
Higher income from allowance for funds used during construction	5	0.01
Change in incentives earned under the electric and gas earnings adjustment mechanisms (EAMs)	4	0.01
Higher electric operations maintenance activities	(7)	(0.02)
Gas base rate change	(7)	(0.02)
Weather impact on steam revenue	(4)	(0.01)
Accretive effect of share repurchase	—	0.01
Other	(8)	(0.01)
Total CECONY	19	0.07
O&R (a)
Electric base rate increase	1	—
Gas base rate increase	1	—
Other	(2)	—
Total O&R	—	—
Clean Energy Businesses (b)
Total Clean Energy Businesses	(90)	(0.25)
Con Edison Transmission
Higher investment income	2	0.01
Other	1	—
Total Con Edison Transmission	3	0.01
Other, including parent company expenses
Gain and other impacts related to the sale of the Clean Energy Businesses	18	0.05
Lower interest expense	5	0.01
Higher interest income	5	0.01
Net mark-to-market effects	3	0.01
HLBV effects	(2)	(0.01)
Other	10	0.03
Total Other, including parent company expenses	39	0.10
Total Reported (GAAP basis)	(29)	(0.07)
Net mark-to-market effects	26	0.07
HLBV effects	3	0.02
Gain and other impacts related to the sale of the Clean Energy Businesses	(18)	(0.05)
Total Adjusted (Non-GAAP basis)	$(18)	$(0.03)
a.Under the revenue decoupling mechanisms in the Utilities’ NY electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.
b.On March 1, 2023, Con Edison completed the sale of substantially all of the assets of the Clean Energy Businesses.

Attachment C

Variation for the Six Months Ended June 30, 2023 vs. 2022
	Net Income for Common Stock (Net of Tax) (Millions of Dollars)	Earnings per Share
CECONY (a)
Electric base rate increase	$71	$0.20
Gas base rate increase	61	0.17
Lower operation and maintenance expense from stock based compensation, health care costs and injuries and damages	17	0.05
Higher income from allowance for funds used during construction	12	0.03
Change in incentives earned under the electric and gas earnings adjustment mechanisms (EAMs)	7	0.02
Weather impact on steam revenues	(25)	(0.07)
Accretive effect of share repurchase	—	0.03
Other	5	0.02
Total CECONY	148	0.45
O&R (a)
Electric base rate increase	3	0.01
Gas base rate increase	3	0.01
Higher storm-related costs	(2)	(0.01)
Other	(4)	(0.01)
Total O&R	—	—
Clean Energy Businesses (b)
Total Clean Energy Businesses	(174)	(0.50)
Con Edison Transmission
Higher investment income	4	0.01
Other	1	0.01
Total Con Edison Transmission	5	0.02
Other, including parent company expenses
Gain and other impacts related to the sale of the Clean Energy Businesses	783	2.24
Higher interest income	12	0.03
Lower interest expense	9	0.02
Net mark-to-market effects	7	0.02
HLBV effects	(1)	—
Accretive effect of share repurchase	—	0.03
Other	12	0.01
Total Other, including parent company expenses	822	2.35
Total Reported (GAAP basis)	801	2.32
Net mark-to-market effects	82	0.24
HLBV effects	35	0.09
Gain and other impacts related to the sale of the Clean Energy Businesses	(812)	(2.32)
Total Adjusted (Non-GAAP basis)	$106	$0.33
a.Under the revenue decoupling mechanisms in the Utilities’ NY electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the Utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations.
b.On March 1, 2023, Con Edison completed the sale of substantially all of the assets of the Clean Energy Businesses.